Exhibit 10.23

SECOND AMENDMENT TO
i3 VERTICALS, LLC
AMENDED AND RESTATED EQUITY INCENTIVE PLAN

This Second Amendment (this “Second Amendment”) to the i3 Verticals Amended and Restated Equity Incentive Plan (the “Plan”), dated as of May 7, 2018, and effective as of the Effective Date (as defined below), is adopted by i3 Verticals, LLC, a Delaware limited liability company (the “Company”). All capitalized terms used but not defined in this Second Amendment shall have the meanings ascribed to such terms in the Plan.
RECITALS
WHEREAS, the Plan was established to provide equity-based incentives to key management and other service providers to the Company and was amended and restated by the Company, effective November 29, 2016, as further amended by that certain First Amendment to the Plan, effective October 31, 2017;
WHEREAS, pursuant to Sections 3(a)(ii)(D) and 5 of the Plan, the board of directors of the Company (the “Board”), or a committee thereof (the “Committee”), is authorized to modify or amend the Plan and outstanding Awards, respectively;
WHEREAS, on and following the Effective Date, the Company desires to (i) revise the introductory language of the Plan and definition of Committee in order to allow for administration of the Plan by a party other than the board of directors of the Company or a committee thereof; and (ii) amend the Plan and outstanding Awards of its Class P Units (“Units”) in order to provide for “double-trigger” vesting acceleration of such Awards such that an Award will vest upon a Change in Control (as defined below) and the termination of a Participant’s employment with or service to the Company by Participant for Good Reason (as defined below) or the Company for any reason other than for Cause (as defined below); and
WHEREAS, the Board has approved this Second Amendment in the manner required by the Plan.
AGREEMENT
NOW, THEREFORE, on and following the Effective Date, the Plan is hereby amended as follows:
1.The third sentence of Section 1 of the Plan shall be deleted in its entirety and replaced with the following:
The Company has reserved a pool of Class P Units through the Plan to be awarded from time to time by the Committee.
2.Section 2(d) of the Plan shall be deleted in its entirety and replaced with the following:
(d) “Committee” means i3 Verticals, Inc., a Delaware corporation (the “Corporation”), either in its capacity as sole manager of the Company or on behalf of itself, as the case may be.
3.Section 4 of the Plan shall be amended by adding the following:

(g) Vesting.
(i)Terms and Conditions. Notwithstanding the terms and conditions of any “Vesting” provision of any outstanding Class P Unit Agreement, but subject to the provision by Participant for the payment of all applicable withholding and other taxes to the satisfaction of the Company, all Units subject to Awards held by a Participant shall become vested if and only if such Participant has been continuously employed by the Company or any of its affiliates from the date of the Award through and including the vesting date set forth in such Participant’s Class P Unit Agreement; provided, that each outstanding unvested Award shall vest (A) in full in the event Participant’s death; (B) in full if the Participant’s Service Relationship terminates as a result of Participant’s Disability; provided, that the Award shall become transferable by the Participant only at the times the Award would have vested in accordance with the existing vesting schedule set forth in Participant’s Class P Unit Agreement; or (C) in the event an Award is not otherwise settled in connection with a Change in Control, in full if Participant’s employment with or service to the Company and all of its affiliates (or their respective successors) is terminated (1) by Participant for Good Reason or (2) the Company for any reason other than for Cause, in each case within one (1) year following such Change in Control.
(ii)Definitions.
(A)“Cause” means unless otherwise defined in the applicable Class P Unit Agreement, (1) the engaging by the Participant in willful misconduct that is injurious to the Company, or (2) the embezzlement or misappropriation of funds or property of the Company by the Participant. For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Company in its sole discretion. Any such determination shall be final and binding on a Participant.
(B)“Change in Control” means the occurrence of any of the following:

(1)
an acquisition (other than directly from the Corporation) of any voting securities of the Corporation (the “Voting Securities”) by any “Person” (as the term Person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-five percent (35%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof)

maintained by (A) the Corporation or (B) any affiliate, or (ii) the Corporation or any affiliate;

(2)
during any period of twelve (12) consecutive months, a majority of the members of the Board or other equivalent governing body of the Corporation cease to be composed of individuals (i) who were members of the Board or equivalent governing body on the first day of such period, (ii) whose election or nomination to the Board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the Board or equivalent governing body, or (iii) whose election or nomination to the Board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the Board or equivalent governing body; or consummation of: (A) a merger, consolidation or reorganization involving the Corporation, unless (1) the stockholders of the Corporation, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the surviving entity or parent (the “Surviving Company”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; and (2) the individuals who were members of the incumbent Board immediately prior to the execution of the definitive agreement providing for such merger, consolidation or reorganization constitute more than fifty percent (50%) of the members of the board of directors of the Surviving Company; and (B) no Person (other than the Corporation, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Corporation, the Surviving Company or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had beneficial ownership of thirty-five percent (35%) or more of the then outstanding Voting Securities unless, as a result of such merger, consolidation or reorganization, such Person acquired or would acquire additional voting securities of the Surviving Company representing additional voting power) has beneficial ownership of thirty-five percent (35%) or more of the combined voting power of the Surviving Company’s then outstanding Voting Securities; (B) a complete liquidation or dissolution of the Corporation; or (C) the sale of all or substantially all of the assets of the Corporation to any Person (other than a transfer to an affiliate).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Corporation which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares beneficially owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Corporation, and after such share acquisition by the Corporation, the Subject Person becomes the beneficial owner of any additional Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.
Notwithstanding the foregoing, no acquisition of Company securities by the Corporation shall constitute a “Change in Control” unless the Corporation itself undergoes a “Change in Control” in the same transaction or series of transactions.
(C)“Disability” means that Participant is permanently unable to perform the essential duties of Participant’s occupation.
(D)“Good Reason” means, unless otherwise provided in an applicable Award Agreement or other contractual agreement between the Participant and the Company, (1) a material reduction in Participant’s title, authority, reporting status or responsibilities, which is not cured within ten (10) days after written notice thereof to the Company or its affiliates (or their successor), (2) any reduction in Participant’s annual base salary or bonus opportunity as in effect immediately prior to a Change in Control; or (3) the relocation of the office at which Participant is to perform the majority of Participant’s duties following a Change in Control to a location more than fifty (50) miles from the office at which Participant worked immediately prior to the Change in Control.
4.On and after the Effective Date, the vesting conditions or related terms of any Award of Class P Units, pursuant to a Class P Unit Agreement or otherwise, that previously attached to Class P Units immediately prior to any amendment to the Company’s limited liability company agreement or any Change in Control, including without limitation any merger between the Company, Holdings, or any affiliate of the Company or Holdings, and taking into account the modifications pursuant to this Second Amendment, shall continue in effect with respect to any equity or other consideration issued to such Participant as a result of such amendment to the Company’s limited liability company agreement or such merger.
5.This Second Amendment shall be effective on and following the date that the Corporation’s registration statement on Form S-1 (the “Registration Statement”) is declared effective (the “Effective Date”) by the Securities and Exchange Commission (the “SEC”). If the Registration Statement is not declared effective by the SEC, this Second Amendment shall be void ab initio.
6.All other terms and conditions of the Plan or any outstanding Class P Unit Agreement shall be unchanged and remain in full force and effect, except to the extent modified by the foregoing.
[Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date first written above.

i3 VERTICALS, LLC

/s/ Clay Whitson
Clay Whitson, Chief Financial Officer

Signature Page to Second Amendment to Amended and Restated Equity Incentive Plan of i3 Verticals, LLC